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                                                                    Exhibit 5.1

                              LATHROP & GAGE L.C.
                                  LAW OFFICES

2345 Grand Boulevard                                    1050/40 Corporate Woods
Suite 2800                                            9401 Indian Creek Parkway
Kansas City, Missouri 64108-2684               Overland Park, Kansas 66210-2007
816-292-2000, Fax 816-292-2001                   816-292-2000, Fax 913-451-0875

                                JOHN H. CALVERT
                                  816-460-5807
             jcalvert@lathropgage.com or 72741.3656@compuserve.com

                                _________, 1998

Board of Directors
SLH Corporation
5000 West 95th Street, Suite 260
P.O. Box 7568
Shawnee Mission, Kansas 66207

          Re: Offering by SLH Corporation (the "Company") of shares of SLH Corporation Common Stock, $0.01 par value and associated preferred share purchase rights (the "Common Stock") pursuant to that certain Agreement and Plan of Merger by and between SLH Corporation and Syntroleum Corporation, a copy of which has been filed with the Commission as Exhibit 2 to the Company's Current Report on Form 8-K dated March 30, 1998 (the "Merger Agreement") and a registration statement of the Company on Form S-4 that has been filed with the Securities and Exchange Commission (the "Registration Statement").

Gentlemen,

     We have acted as counsel to the Company in connection with the above referenced Offering pursuant to which the Company proposes to issue shares of its Common Stock to the holders of Common Stock of Syntroleum Corporation in accordance with the terms of the Merger Agreement.

     We have examined the Merger Agreement, the Articles of Incorporation and Bylaws of the Company, as amended, the proceedings of the Board of Directors of the Company in connection with the authorization, execution and delivery of the Merger Agreement and the filing of the Registration Statement, certificates of officers of the Company and of state officials and such other documents as we have deemed necessary in order to express the opinion set out
herein.   As to certain questions of fact material to our opinion we have, without independent investigation, relied upon the representations and warranties of the parties as set forth in the Merger Agreement and certificates of officers of the Company. We have also assumed the genuineness of all signatures on original documents and certificates examined by us.

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_____________, 1998
Page 2


     Our opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. Our opinion is also limited to the effect of the laws of the state of Kansas and the Federal laws of the United States. We express no opinion with respect to the effect of the laws of any other jurisdiction on the matters referred to herein. We further disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

     Based upon the foregoing, and assuming that (i) the Merger Agreement is approved by the holders of the requisite number of shares of capital stock of the parties thereto, (ii) that all conditions to the Merger Agreement are either satisfied or properly waived, and (iii) that the Merger Agreement is properly filed with and certificates of merger with respect thereto are duly issued by the Secretaries of State of Kansas and Oklahoma, all as contemplated by the Merger Agreement, we are of the opinion that the Common Stock, when issued to the stockholders of Syntroleum pursuant to the Merger Agreement, will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the use of this opinion in the Registration Statement and in pre-effective and post-effective amendments thereto. We also consent to the use of this opinion and to the reference to our firm under the caption ("Legal Opinions") in the Prospectus and Proxy Statement of the Registration Statement and amendments thereto.

                                   Very truly yours,

                                   LATHROP & GAGE L.C.


                                By:
                                         John H. Calvert